UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2011

Great Wolf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Junction Road, Suite 6000 South, Madison, Wisconsin	53717
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 662-4700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 15, 2011, Great Wolf Lodge of the Carolinas, LLC, a wholly-owned subsidiary of Great Wolf Resorts, Inc. (the “Company”) and the owner of the Company’s Concord, North Carolina Great Wolf Lodge resort (the “Borrower”) entered into a loan agreement (the “Loan Agreement”) with Credit Agricole Corporate and Investment Bank (the “Lender”) and Deutsche Bank Securities Inc. The principal amount of the new loan under the Loan Agreement is $56.0 million. The proceeds of the new loan were used, together with cash on hand, to refinance the $76.6 million of outstanding indebtedness under an existing mortgage loan that was secured by the Concord resort and to pay accrued and unpaid interest and associated fees and expenses.

The new loan includes the following primary terms:

•	The new loan is secured by the Company’s Concord resort, which is owned by the Borrower.

•	The loan bears interest at a floating rate of 30-day LIBOR plus a spread of 500 basis points with a minimum rate of 6.00% per annum.

•	The loan matures in July 2014 and has a one-year extension available at the Borrower’s option, assuming the property meets certain operating performance thresholds.

•	The loan has customary prepayment fees if prepaid during the first 24 months from the closing date.

•	The loan has customary covenants associated with an individual mortgaged property.

•	The loan has scheduled quarterly principal payments of $125,000 in the first year of the loan term and $375,000 thereafter. The new loan also has a property-level cash flow sweep under which excess cash is applied towards the loan’s outstanding principal balance on a quarterly basis. The cash flow sweep will terminate when the property achieves a leverage ratio (defined as the loan’s principal balance divided by the property’s trailing twelve-month net operating income) of 6.5x or below for two consecutive quarters.

•	The loan requires the Borrower to maintain a minimum debt service coverage ratio (defined as the property’s trailing twelve-month net operating income divided by the loan’s trailing twelve-month debt service) of 1.15 in the first year of the loan term, 1.20 in the second year and 1.30 thereafter.

•	The Lender has a $25.0 million loan principal guarantee from the Company. This guarantee can be reduced to $14.5 million if the property leverage ratio is reduced to certain levels. As part of the guarantee, the Company must meet certain financial covenants, including a minimum unrestricted cash balance, a minimum consolidated net worth balance, a minimum consolidated interest coverage ratio, and a maximum consolidated leverage ratio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

By:	/s/ James A. Calder

Name: James A. Calder Title: Chief Financial Officer

Date: July 20, 2011